ContiMortgage
                            500 Enterprise Road
                             Horsham, Pa. 19044
                               (215) 957-3700




                                  March 24, 1997




ContiSecurities Asset Funding Corporation
277 Park Avenue
New York, NY  10172


RE:  CMC Home Equity Loan Trust 1996-1


Dear Sirs:

In accordance with Section 8.16 of the Pooling and Servicing Agreement, ContiMortgage Corporation, as Servicer, confirms that as of December 31, 1996:

      (i) we have completed a review of the activities of the Servicer during the year ended December 31, 1996, and of performance under the Pooling and Servicing Agreement has been made under my supervision;

      (ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for the year ended December 31, 1996.


                                  Sincerely yours,



                                  /s/ Margaret M. Curry
                                  Margaret M. Curry
                                  Sr. Vice President - Servicing